                                                                    EXHIBIT 99.2


                              WESTERN WATER COMPANY

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is made and entered into as of this _______ day of ________ 1997 by and among Western Water Company, a Delaware corporation (the "Company"), and the purchaser identified on the signature page hereof and on Exhibit A hereto (the "Purchaser").

         WHEREAS, pursuant to a Private Offering Memorandum (the "Memorandum"), the Company is offering for sale (the "Offering") a minimum of 4,000 shares of its Series C Convertible Redeemable Preferred Stock, the terms and conditions of which are set forth in the Certificate of Designations (Exhibit B) (the "Preferred Stock") and a maximum of 12,000 shares of Preferred Stock to a limited number of Accredited Investors (as defined in Rule 501 of Regulation D); and

         WHEREAS, the Preferred Stock is being offered for sale in reliance upon exemptions from registration and qualification under federal and state securities laws; and

         WHEREAS, the Purchaser desires to acquire the number of shares of Preferred Stock set forth on Exhibit A hereto;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Sale and Purchase of the Preferred Stock. Subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, the Company hereby agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the number of shares of Preferred Stock of the Company set forth on Exhibit A (the "Stock") for the purchase price set forth on Exhibit A.

         2. Closing. The initial closing (the "First Closing") of the sale and purchase of the Preferred Stock offered pursuant to the Offering shall take place on or before February 21, 1997, or on such other date as the Company and Credit Suisse First Boston ("First Boston"), the financial adviser to the Company in connection with the Offering, shall mutually determine. The Company and First Boston may continue to offer for sale shares of the Preferred Stock and may sell additional shares of the Preferred Stock at one or more additional closings (the "Additional Closings") at such place and on such dates as the Company and First Boston shall determine; provided, that (i) the total number of shares of the Preferred Stock sold, when added to the shares of Preferred Stock sold at the First Closing, does not exceed 12,000 shares of the Preferred Stock, and (ii) no Additional Closing shall take place after March 31, 1997. The Company will execute and deliver to the Purchaser, or to the Purchaser's representative, a stock certificate or



                                       1.

certificates dated as of the date of the First Closing or any Additional Closing, as the case may be, registered in the name specified in Exhibit A, and representing the number of shares of the Stock being purchased by the Purchaser, against delivery to the Company of a bank cashier's check or a confirmation of wire transfer of funds in the amount set forth in Exhibit A in payment of the total purchase price of the Stock being purchased by the Purchaser. The First Closing and each of the Additional Closings, if any, are hereinafter collectively referred to as the "Closing," and the date of the First Closing and each such Additional Closing, if any, is hereinafter referred to as the "Closing Date."

         3. Representations and Warranties by the Company. Except as disclosed in the Memorandum, the Company represents and warrants to the Purchaser that as of the date hereof and, unless otherwise specified, again as of the Closing
Date:

                  3.1      Organization, Good Standing, etc.

                            (a)   The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and to carry on business now being conducted.

                            (b)   The Company is duly qualified, licensed or
domesticated as a foreign corporation in good standing in each jurisdiction in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification, licensing or domestication necessary and failure to be so qualified, licensed or domesticated would have a material adverse effect upon the Company. Without limiting the foregoing, the Company has complied with all material laws and regulations and received all material permits, authorizations and clearances required from all governmental agencies to permit it to collect and sell water taken from its properties.

                  3.2 Capital Stock. The authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which, as of January 31, 1997, there were 8,092,326 shares issued and outstanding; and (ii) 1,000,000 shares of preferred stock, par value $.001 per share, of which, other than the shares issued and sold in connection with the Offering, no shares are issued or outstanding. All issued and outstanding shares of Common Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Memorandum, there are no outstanding options, warrants, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.


                  3.3 Authority Relative to this Agreement. The execution, delivery and performance of, and compliance with, this Agreement and the sale and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement is a valid and binding agreement of the Company,



                                       2.

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enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (whether enforcement is sought by proceedings in equity or at law). No consent, license, approval or authority of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of this Agreement by the Company or the issuance of the Preferred Stock hereunder, except under Regulation D under the Act and applicable state securities laws. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any contract or agreement to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, or the Certificate of Incorporation or Bylaws of the Company. Upon delivery of the Stock under this Agreement and payment of the purchase price thereof, good and marketable title thereto, free and clear of all pledges, liens, claims, encumbrances and restrictions, except for the transfer restrictions set forth in Sections 4.1 and 4.6 of this Agreement, will pass to the Purchaser. At the time of delivery, the Stock will be duly authorized, validly issued, fully paid and non-assessable.

                  3.4 Tax Returns and Audits. All required federal, state and material local tax returns of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made and the Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company does not have any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's federal income tax returns nor any state or local income or franchise tax return has been audited by governmental authorities in a manner to bring such audit to the Company's attention.

                  3.5 Financial Statements. Included in the Memorandum as Appendix B and Appendix C thereto are certain financial statements, including the audited balance sheets of the Company as of March 31, 1996 and 1995, the audited statements of operations for the years ended March 31, 1996, 1995 and 1994, the consolidated balance sheets as of September 30, 1996 (unaudited) and March 31, 1996, and the consolidated statement of operations for the three months ended September 30, 1996 and 1995 (unaudited). Accompanying this Agreement is a copy of the Company's quarterly report for the period ending December 31, 1996, which report contains unaudited financial statements for the period ending December 31, 1996, which financial statements, together with the financial statements included in the Memorandum are herein collectively referred to as the "Financial Statements". The Financial Statements are complete and accurate and present fairly the financial position of the Company and the results of its operations



                                       3.

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and cash flow, all as of the dates of such Financial Statements. At the respective dates of the balance sheets referred to in this Section 3.5, the Company did not have any material liability or obligation of any nature, whether accrued, absolute, fixed or contingent, and whether due or to become due, that, in accordance with GAAP applied on a consistent basis, should have been shown or reflected in the balance sheets but were not, except for the omission of notes in unaudited balance sheets with respect to contingent liabilities that in the aggregate did not materially exceed those so reported in the latest audited balance sheets included in the Financial Statements and that were substantially the same type as so reported. Since December 31, 1996, there has been no change in the business or condition (financial or otherwise) of the Company which is materially adverse to the Company or to its business, operations, prospects or condition (financial or otherwise).

                  3.6 Litigation. There are no legal actions, suits, arbitrations, investigations or any other legal, administrative or governmental proceedings pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, which, if decided adversely, would have a material adverse effect upon the business, properties, operations, prospects or condition (financial or otherwise) of the Company. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality.

                  3.7 Title to Properties and Encumbrances. All property, including real and personal property (tangible or intangible) that is used in the business or operations of the Company as now conducted and which is reflected in the Financial Statements, is owned, leased or licensed by the Company. The Company has good and marketable title to all of its material properties and assets, including, without limitation, the properties and assets reflected in the Financial Statements, except for property disposed of in the ordinary course of business since the date of the Financial Statements, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in the Financial Statements or the notes thereto and (b) those which do not materially affect the value of or interfere with the uses made of such properties and assets.

                  3.8 Securities Laws. Based in part upon the representations and warranties contained in Section 4 of this Agreement, and on similar representations made to the Company by all other purchasers of Preferred Stock, no consent, authorization, approval, permit or order of, or filing with, any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Stock, other than the filing of a Notice on Form D under the Act and the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Act.


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                  3.9       Compliance With Other Instruments. The Company is
not in violation of its Certificate of Incorporation or its Bylaws, nor is it in violation of, or in default under, any material lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement, or subject to any restriction which would prohibit the Company from entering into or performing its obligations under this Agreement.

                  3.10 Licenses. The Company holds all material licenses that are required to be held by the Company or which are necessary to permit the Company to carry on its business as now conducted and proposed to be conducted.

                  3.11 Disclosure. Neither the Memorandum, nor any representation or warranty in this Agreement or in any writing furnished or to be furnished pursuant hereto or in connection herewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading as of the date of this Agreement.

         4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants that:

                  4.1 Investment Intent. The Stock (and the Common Stock into which it is convertible) being acquired by the Purchaser hereunder is being acquired for its own account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of the Act. The Purchaser understands that neither the Stock nor the Common Stock into which the Stock is convertible has been registered under the Act by reason of exemptions from the registration and prospectus delivery requirements of the Act available pursuant to Sections 3(b) or 4(2) thereof, that such shares must be held indefinitely unless such shares are registered under the Act or unless any transfer is exempt from registration, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty by the Purchaser. The Purchaser understands that, unless registered, the Purchaser may not sell the Stock or the Common Stock into which the Stock is convertible pursuant to Rule 144, promulgated under the Act by the Securities and Exchange commission (the "Commission"), prior to the expiration of a two-year period after the date the Purchaser acquires the Stock, and that any sales pursuant to Rule 144 are limited in amount and can only be made in full compliance with the provisions of Rule 144, which include specific requirements that the Company is then providing certain information to the public with respect to its business and financial affairs.

                  4.2 Residence and Qualification as an Accredited Investor. The state or jurisdiction in which the Purchaser's principal residence or principal office is located is the state or jurisdiction set forth as the Purchaser's address in Exhibit A. The Purchaser is an Accredited Investor within the meaning of Rule 501 under the Act and has such knowledge and experience in financial and business matters that the Purchaser



                                       5.

is capable of evaluating the merits and risks of the investment to be made hereunder by the Purchaser.

                  4.3 Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the Purchaser's part and has been duly executed and delivered by the Purchaser, and is valid and binding agreement upon the Purchaser enforceable in accordance with its terms.

                  4.4       Receipt of Information. The Purchaser has received
(i) the Memorandum, including all appendices thereto, and (ii) a copy of the Certificate of Designations of Western Water Company that fixes and determines the rights, preferences, privileges and restrictions relating to the Preferred Stock, and has read and is familiar with the terms and provisions thereof. The Purchaser has had access to all of the Company's material books and records and access to the Company's officers has been provided to the Purchaser or to the Purchaser's qualified agents. The Purchaser has not read or relied upon any newspaper articles about the Company in making the investment in Preferred Stock hereunder.

                  4.5 Exhibit A. All of the statements made by the Purchaser in Exhibit A are true and complete in all material respects as of the date hereof. The Purchaser agrees to promptly notify the Company prior to the Closing, in writing, of any material change to any of the statements or information set forth in Exhibit A. Absent such notification, the issuance of the Stock shall be deemed to be an automatic affirmation by the Purchaser of the truth, completeness and accuracy of the statements and information set forth in Exhibit A. The Purchaser understands and acknowledges that the Company is relying upon the truth, completeness and accuracy of the information set forth in this Section 4 and in Exhibit A in complying with its obligations under applicable securities laws.

                  4.6 Legend. The Purchaser acknowledges and agrees that the certificates representing the Stock, and the certificates representing the Common Stock into which the Stock may be converted, shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER SAID ACT, OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF SAID ACT.



                                       6.

Any stock certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear such (or substantially equivalent) legend unless, in the, opinion of counsel for the Company, the securities represented thereby need no longer be subject to restrictions pursuant to the Act or applicable state securities laws. The Company shall not be required to transfer on its books any certificate for securities in violation of the provisions of such legend.

         5. Registration. Promptly after the later of the First Closing or the last of any Additional Closings, the Company shall commence preparing and shall thereafter file with the Commission, as soon as practicable, a registration statement under the Act on Form S-3 covering all of the Preferred Stock issued in connection with the Offering (including the Stock acquired by the Purchaser), all shares of Preferred Stock that may be issued to the Purchaser pursuant to Paragraph 2 of the Certificate of Designations, and all of the Common Stock into which such Preferred Stock is convertible (such Preferred Stock and Common Stock is hereinafter collectively referred to as the "Registered Stock"), and the Company shall use its best efforts to cause such registration statement to be declared effective by the Commission under the Act as soon as practicable. In the event that the Preferred Stock issuable pursuant to Paragraph 2 of the Certificate of Designations and/or the Common Stock issuable upon the conversion of such shares of Preferred Stock cannot be included in the foregoing Form S-3 registration statement, the Company agrees to file an additional registration statement on Form S-3 to register such additional shares of Preferred Stock and/or Common Stock within five business days after the issuance of shares of Preferred Stock under Paragraph 2 of the Certificate of Designations. The provisions of this Section 5 shall apply to the initial Form S-3 registration statement and to any other Form S-3 registration statement filed pursuant to this Section 5. Thereafter, the Company shall use its best efforts to keep such registration statement effective until the earlier to occur of: (i) the third anniversary of the latest Closing Date hereunder,
(ii) all of the original purchasers of the Registered Stock have sold all of their registered stock in public sales, or (iii) such Registered Stock is exempt pursuant to Rule 144 under the Act; and the Company shall file amendments to the registration statement and otherwise comply with all applicable federal and state securities laws and regulations as necessary and as promptly as possible to permit continuing sales by the original purchasers during the period the registration statement is required to be effective hereunder.

                  5.1 Registration Procedures. In connection with the foregoing registration of the Registered Stock under the Act, the Company will:

                           (a) Furnish to the original purchasers of the
Registered Stock and to brokers or dealers effecting transactions in the shares of the Registered Stock on behalf of such purchasers such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such purchasers, brokers or dealers may reasonably request in order to facilitate the public sale of such securities;


                                       7.

                           (b) Use its reasonable best efforts to register or
qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (c) Promptly notify the security holders
participating in such registration of the time when such registration statement has become effective or when a supplement to any prospectus included in such registration statement has been filed;

                           (d) Notify such purchasers promptly of any request by
the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (e) Promptly advise such purchasers of the issuance
of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  5.2      Expenses.

                           (a) With respect to each inclusion of shares of the
Stock in a registration statement pursuant to this Section 5, any and all fees, costs and expenses of or incidental to, or incurred in connection with such registration (as specified in paragraph (b) below) shall be borne by the Company; provided, however, that any security holders participating in such registration shall bear their pro rata share of any commissions and transfer taxes.

                           (b) The fees, costs and expenses of or incidental to
each such registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, fees and disbursements of one counsel for all of the original purchasers of the Registered Stock, and any other expenses reasonably incurred by them not expressly included above. All such fees, costs and expenses shall be paid, or reimbursed by the Company to the purchasers of Preferred Stock, as and when such fees, costs and expenses are incurred, against documentation evidencing the incurrence thereof.

                           (c) Except as set forth in this Section 5, nothing in
this Agreement shall obligate the Company to undergo an audit other than as required under



                                       8.

rules of the Commission applicable to the Company or to keep any registration statement filed pursuant to this Agreement current and effective.

                  5.3      Indemnification.

                           (a) The Company shall indemnify, hold harmless and
defend each holder of shares of Registered Stock which shares are included in a registration statement pursuant to the provisions of this Section 5, any underwriter (as defined in the Act), and each person, if any, who controls such holder or underwriter within the meaning of the Act, from and against, and will reimburse such holder or underwriter and each such controlling person with respect to, any and all loss, damage, liability (joint and several), cost and expense (as and when incurred), including without limitation, the costs of investigation and defense of any legal action, proceeding or investigation, to which such holder or underwriter or any such controlling person may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, damages, liabilities, costs or expenses (i) are caused by, arise out of, or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto or any other document incident to the registration of the Registered Stock under the Act or the qualification of the Registered Stock under any state securities laws, (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) arise out of or are based upon any federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                           (b) Each holder of shares of the Registered Stock
which are included in a registration pursuant to the provisions of this Section 5 will indemnify and hold harmless the Company, any controlling person and any underwriter from and against, and will reimburse the Company, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act, the Securities Exchange Act of 1934, as amended, or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or, any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the



                                       9.

extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

                           (c) Promptly after receipt by an indemnified party
pursuant to the provisions of paragraph (a) or (b) of this Section 5.3 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnifying party and the indemnified party and if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, or any of the indemnified parties have available to them defenses or counterclaims not available to the indemnifying party even though this does not result in a conflict of interest, the indemnified parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of all such indemnified party or parties at the expense of the Company. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         6. Opinion of Company's Counsel. Upon the later of the First Closing or the last Additional Closings, if any, Troy & Gould Professional Corporation, counsel to the Company, shall deliver to First Boston, as representative of all of the purchasers of the Preferred Stock sold in the Offering an opinion, dated as of the Closing Date, substantially in the form set forth as Exhibit C hereto.


         7. Survival of Representations and Warranties, Etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Stock and payment therefor. All statements contained



                                       10.

in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder.

         8. Parties in Interest. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders at the time of any of the Stock.

         9. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         10. Choice of Law. It is the intention of the parties that the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder shall be governed by the laws of the State of California without regard to the principles of conflicts of laws thereof.

         11. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                       11.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     WESTERN WATER COMPANY,
                                     a Delaware corporation


                                     By:_________________________
                                          Name:
                                          Title:


                                     PURCHASER

                                     [INSERT NAME]


                                     By:_________________________
                                          Name:
                                          Title:




                                       12.

                                    EXHIBIT A

                             INVESTOR QUESTIONNAIRE


         All statements made herein by the Purchaser will be kept strictly confidential. However, by signing the Agreement, the Purchaser agrees that the Company and its agents may present the statements made herein to such parties as the Company and its agents deem appropriate if called upon to establish the Company's entitlement to a private offering exemption under the Act or any applicable state securities law.

                                      [Print or type your responses]

1.       Name:_________________________________________________________________

         Type of entity if other than individual:

         Date of birth or year of organization:________________________________

         Social Security or Federal Tax ID No.:________________________________

2.       Home address or, if other than an individual, principal office address:

         ______________________________________________________________________

         ______________________________________________________________________


         Telephone number:_____________________________________________________

3.       I am subscribing for______Shares of Stock

         Purchase price per share of the Stock $ 1,000

4.*      Employer:_____________________________________________________________

         Nature of business:___________________________________________________

         Position:_____________________________________________________________

         Business Address:_____________________________________________________

         Business Phone Number:  ______________________________________________

-----------------

*        This question is to be answered by individuals only.



                                       13.

5. I am an accredited investor (as defined in the Act) because (check each appropriate description):

         ____ I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

         ____ I am a natural person who had individual income exceeding $200,000 in each of the two most recent years or joint income with my spouse exceeding $300,000 in each of those years and I have a reasonable expectation of reaching the same income level in the current year.

         ____ I am a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         ____ I am an organization described in Section 501(c)(iii) of the Internal Revenue Code, a corporation, a Massachusetts or similar trust, or partnership, not formed for the specific purpose of acquiring the Preferred Stock offered hereby, with total assets exceeding $5,000,000.

         ____ I am (i) an insurance company as defined in Section 2(13) of the Act, (ii) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act, (iii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, or (iv) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000.

         ____ I am a trust, not formed for the specific purpose of acquiring the Preferred Stock offered hereby, with total assets exceeding $5,000,000 and whose purchase is directed by a "sophisticated person," as defined in Rule 506(b)(2)(ii) of Regulation D under the Act.

         ____ I am an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 and (i) investment decisions for such plan are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is a bank, savings and loan association, insurance company or registered investment advisor or (ii) such plan has total assets exceeding $5,000,000 or (iii) if a



                                       14.

                  self-directed plan, investment decisions are made solely by accredited investors.

         ____ I am an entity in which all of the equity owners are accredited investors.



________________________________________
Type or print name of Purchaser

Certificates representing the Stock should be registered under the following name:



_________________________________________
Type or print name to appear on stock certificate




                                      15.